UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 1.01.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Credit Facility Parties

On November 30, 2012, InfuSystem Holdings, Inc., or the Company, and certain of its direct and indirect subsidiaries entered into a Credit Agreement with Wells Fargo Bank, National Association as administrative agent, lead arranger, book runner, syndication agent and documentation agent (the “Agent” or “Wells Fargo”) and certain lenders. The borrowers under the Credit Agreement are Infusystem, Inc., a California corporation, and First Biomedical, Inc., a Kansas corporation (the “Borrowers”). Each of the Borrowers is a wholly-owned direct subsidiary of InfuSystem Holdings USA, Inc., a Delaware corporation, and InfuSystem Holdings USA Inc. is itself a direct wholly-owned subsidiary of the Company and together with the Company and the Borrowers, is a party to the Credit Agreement. The lenders party to the Credit Agreement are Wells Fargo, PennantPark Investment Corporation, a Maryland corporation, PennantPark Credit Opportunities Fund, L.P., a Delaware limited partnership, and PennantPark Floating Rate Capital Ltd. Prior to entry into the Credit Agreement, the Company and its subsidiaries did not have a material relationship with these lenders or the Agent.

Structure

At the closing of the transaction, the credit facility provided for loans of up to $36.5 million and were comprised of two terms loans and an asset-based revolving credit facility. The proceeds of the term loans are intended to repay and refinance an existing credit facility with Bank of America, N.A. (the “Bank of America Facility”), which consisted of a $30.0 million term loan and a $5.0 million revolving credit facility, both of which were to mature on July 1, 2013 pursuant to the April 24, 2012 Fifth Amendment to the Credit Agreement disclosed on the Current Report on Form 8-K filed on April 26, 2012. The asset-based revolving credit facility will be used for general corporate purposes and the payment of certain fees and expenses.

The term loans consist of commitments with respect to a: (i) Term Loan A in the amount of $12.0 million being funded by Wells Fargo, and (ii) Term Loan B in the amount of $14.5 million, which is funded by PennantPark Investment Corporation, PennantPark Credit Opportunities Fund, LP and PennantPark Floating Rate Capital Ltd. The asset-based revolving credit facility, which is being provided by Wells Fargo, provides for revolving loans (including certain revolving loans designated as “Swing Loans” which provide for same day revolving loan advances up to an aggregate principal amount of Swing Loans outstanding at any time of $2.5 million unless such limitation is waived by the lender making Swing Loans) and the issuance of letters of credit in an aggregate amount of up to $10.0 million. At closing on November 30, 2012, the Borrowers drew an initial amount of $28.5 million, of which $26.5 million was under the term loans and $2.0 million was pursuant to the asset-based revolving credit facility. With the initial funding of the two term loans, the Company has repaid and terminated the Bank of America Facility as having been fully performed, and all liens under such Bank of America Facility have been released, except that notwithstanding the termination of the Bank of America Facility, a letter of credit originally issued under the Bank of America Facility for the benefit of a landlord in the amount of $0.1 million and cash collateralizing it with a certificate of deposit has been left in place with an intent to eventually transfer it to the new credit facility. Additionally as part of this transaction, the Company also terminated its interest rate swap of $0.2 million with Bank of America. The Company paid approximately $1.5 million in advisory and legal fees associated with this Credit Agreement.

Interest Rates and Fees

For purposes of determining interest rates for specified periods of time, advances under the various facilities may, at the option of the Borrowers so long as they are not in default, either be LIBOR Rate Loans or Base Rate Loans (each as defined below), although unless Borrower has opted for a LIBOR Rate Loan, the advances will be treated as Base Rate Loans. Depending upon whether an advance is a LIBOR Rate Loan or a Base Rate Loan for a specified period of time, such advance shall bear interest at the following rates:

(a) if the relevant advance is under Term Loan A or Term Loan B and is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate (as defined below) plus 7.25%;

(b) if the relevant advance is a revolving loan that is a LIBOR Rate Loan, at a per annum rate equal to LIBOR Rate plus 7.25%;

(c) if the relevant advance is under Term Loan A or Term Loan B and is Base Rate Loan, at a per annum rate equal to the Base Rate (as defined below) plus 6.25%; and

(d) otherwise, at a per annum rate equal to the Base Rate plus 6.25%.

A LIBOR Rate Loan bears interest at a rate determined by reference to the LIBOR Rate, which means the greater of (a) 2.00% per annum, and (b) the rate per annum appearing on Macro* World’s (https://capitalmarkets.mworld.com) Page BBA LIBOR – USD (or any successor or substitute pate) two business days before the commencement of the requested interest period commencing upon the making of such LIBOR Rate Loan and ending 1, 2 or 3 months after such time, for a term, and in an amount, comparable to the interest period and amount of the LIBOR Rate Loan requested by the Borrowers. Absent the agreement of the Agent in its sole discretion, the Borrowers shall have no more than five LIBOR Rate Loans in effect at any given time, and any advance treated as a LIBOR Rate Loan must be for at least $1,000,000.

A Base Rate Loan bears interest at a rate determined by reference to the Base Rate, which means the greatest of (a) 3.00% per annum, (b) 0.50% plus the fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, (c) the LIBOR Rate plus 1.00%, and (d) the rate of interest announced, from time to time, within Wells Fargo as its “prime rate”.

A fronting fee of 0.825% per annum of the face amount of any issued letter of credit shall be paid to the Agent on account of the lender issuing a letter of credit on demand after the issuance of any letter of credit which shall be in addition to a letter of credit fee which shall accrue at a per annum rate equal to 7.25% times the undrawn amount of all outstanding letters of credit.

In connection with the Credit Agreement, the Borrowers agreed to pay to the Agent as a closing fee on November 30, 2012, (a) $220,000 in immediately available funds for the accounts of the lenders of revolving loans and Term Loan A in accordance with one or more separate agreements by and among Agent and such lenders, and (b) $410,000 in immediately available funds for the account of the lenders of Term Loan in accordance with one or more separate agreements by and among Agent and such lenders. In addition, in connection with the Credit Agreement, the Borrowers agreed to pay to the Agent for its sole and separate account and not the account of any lender a monthly servicing fee of $3,000, which fee shall be due and payable, in arrears, (a) on the first day of each month, commencing on December 1, 2012 through and including the first day of the month prior to the date on which all of the obligations under the Credit Agreement are paid in full in accordance with the terms of the Credit Agreement and the commitments of the lenders are terminated (the “Payoff Date”), and (b) on the Payoff Date.

The Borrowers also shall pay to the Agent, for the ratable account of the lenders of revolving loans, an unused line fee in an amount equal to 0.50% per annum times the result of (i) the aggregate amount committed by each such lender, less (ii) the average amount of outstanding revolver loans (including the Swing Loans) and outstanding letters of credit during the immediately preceding month from and after November 30, 2012 up to the first day of the month prior to the Payoff Date. Furthermore, the Borrowers shall pay to the Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, of $1,000 per day, per examiner, plus out-of-pocket expenses for each field examination performed by personnel employed by the Agent, and the fees or charges paid or incurred by the Agent of not less than $1,000 per day, per person, plus out-of-pocket expenses if third parties are used to perform field examinations. So long as there is no continuing event of default, the Borrowers shall not be obligated to reimburse the Agent for more than two field examinations or two appraisals of the collateral in a calendar year, and no new appraisal shall be performed before July 1, 2013.

Upon the occurrence of an event of default, at the election of the Agent and the applicable lender or lenders, the above interest rates may be increased by 2.0% per annum.

All interest and fees are computed on the basis of a 360 day year. All interest and fees (except as otherwise provided above or for LIBOR Rate Loans) shall be due and payable in arrears on the first day of each month. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the designated interest period (or at least every three months), (ii) the date of acceleration of any portion of the obligations under the Credit Agreement, or (iii) the date on which the Credit Agreement is terminated pursuant to its terms.

Guarantees and Security

One of the conditions precedent to the initial extension of credit by the lenders to the Borrowers was the delivery of an executed Guaranty and Security Agreement between the Agent, the Borrowers, the Company, InfuSystem Holdings USA, Inc. and IFC LLC, which is a Delaware limited liability company of which InfuSystem Holdings USA, Inc. is the sole member. Pursuant to the terms of the Guaranty and Security Agreement, the Borrowers’ obligations under the Credit Agreement are guaranteed by the Company, InfuSystem Holdings USA, Inc. and IFC LLC (each referred to as a “Guarantor” and collectively referred to as the “Guarantors”; the Borrowers and the Guarantors are each referred to as a “Loan Party” and collectively referred to as the “Loan Parties”). To secure repayment of the obligations of the Loan Parties, each Loan Party, including the Borrowers, has granted to the Agent for the benefit of the lenders a first priority security interest in and lien on substantially all of the personal property assets of each of the Loan Parties. In addition, the Company has pledged the shares of InfuSystem Holdings USA, Inc., and InfuSystem Holdings USA, Inc. has pledged the shares of the Borrowers to the Agent for the benefit of the lenders to further secure the obligations under the Credit Agreement.

Borrowing Base

Revolving Loan advances are made subject to a Borrowing Base, which is the maximum amount which may be outstanding as a revolving loan advance, so long as the total amount of the revolving loans, Swing Loans and letters of credit do not exceed $10 million, that is determined based on a percentage of Eligible Accounts and Eligible Inventory (each as defined below). The Borrowing Base as of any date of determination is the result of:

(a) the product of 85% multiplied by the amount of Eligible Accounts multiplied by the percentages that the Agent deems necessary or appropriate in its commercially reasonable business judgment to reduce Eligible Accounts by payor class (such as Medicare, Medicaid or commercial insurance) based upon any Borrower’s historical collection history, contractual allowances, returns, rebates, discounts, credits and other allowances that may result in non-payment or diminution in the value of Eligible Accounts (the “A/R Amount”), plus

(b) the least of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Inventory at such time, (ii) the product of 85% multiplied by the Net Recovery Percentage (as defined below) for inventory (other than infusion pumps that are held for rent or lease by a Borrower and are accounted for as fixed assets) held for sale that is identified in the most recent inventory appraisal ordered and obtained by the Agent multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Inventory (such determination may be made as to different categories of Eligible Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, and (iii) the result of (A) the result of the A/R Amount divided by 0.75 minus (B) the A/R Amount, minus

(c) the aggregate amount of reserves, if any, established by the Agent under the Credit Agreement.

Definitions of Eligible Accounts, Eligible Inventory, and Net Recovery Percentage are customary and typical for a company operating a business in a healthcare related industry, and material summaries are as follows below:

“Eligible Accounts” refer to those accounts, health-care insurance receivables and ordinary short term or at-will leasing or rental arrangements with customers created by a Borrower that arise out of a Borrower’s sale or lease of goods or rendition of services that the Agent deems in its commercially reasonable business judgment to be Eligible Accounts, and are not otherwise excluded as ineligible by certain criteria specified in the Credit Agreement. The criteria excluding accounts as ineligible consists of, among other things, accounts not paid by the account debtor within 120 days or more, accounts not payable in dollars, conditional accounts such as consignment accounts, accounts in which the account debtor is not organized under the laws of the U.S. or any state, accounts arising out of the provision of medical services in which the account debtor is not a third party payor, other than with respect to government account debtors obligated to make payment accounts with respect to which the account debtor is the U.S. or any state, accounts with respect to an account debtor whose total obligations exceed 10% of Eligible Accounts, doubtful and insolvent accounts, accounts not subject to a valid and perfected lien, accounts representing the right to receive progress payments, certain accounts payable pursuant to the Master Pass Through Agreement between First Biomedical, Inc. and Summit Funding Group, Inc., and certain other accounts failing to meet specifications as determined by the Agent.

“Eligible Inventory” is that inventory of a Borrower consisting of infusion pumps or disposable tubing necessary for the operation of an infusion pump that is held for sale that the Agent deems in its commercially reasonable business judgment to be Eligible Inventory, and is not otherwise excluded as ineligible by certain criteria specified in the Credit Agreement. The criteria excluding inventory as ineligible consists of, among other things, items to which the Borrower does not have good or marketable title thereto or actual and exclusive possession thereof, items not within the continental U.S., items located on real property leased by the Borrower, items the subject of a bill of lading, items not subject to a valid and perfected lien, items returned or rejected, items subject to third party trademark, licensing or other proprietary rights, items not in compliance with public health laws, items furnished under a contract of service or consignment, items accounted for as ‘fixed assets’ by the Company, and certain other items failing to meet specifications as determined by the Agent.

“Net Recovery Percentage” means, as of any date of determination, with respect to inventory (other than infusion pumps that are held for rent or lease by a Borrower and are accounted for as fixed assets), the percentage of the book value of the Borrowers’ inventory consisting of medical devices that are infusion pumps held for sale that is estimated to be recoverable in an orderly liquidation of such inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of inventory and to be specified in the most recent appraisal which the Agent receives from an appraisal company selected by the Agent.

Representations and Warranties

The credit facility contains standard representations and warranties customary for a company in the healthcare industry in similar transactions.

Covenants

The Credit Agreement contains certain affirmative and negative covenants typical for credit facilities of this type. These covenants (subject to certain agreed and customary exceptions set forth in the Credit Agreement) restrict, and in some cases prohibit, the Borrower and the Loan Parties from engaging in certain actions. The negative covenants include, among other things, restrictions on:

•

incurring additional debt; except for “Permitted Indebtedness,” which is defined as referring to, among other things, existing debt and the refinancing thereof, certain purchase money indebtedness, acquired indebtedness not to exceed $500,000 outstanding at any one time, indebtedness incurred under permitted interest rate, commodity or currency hedging arrangements, unsecured indebtedness in respect of earn-outs or seller notes owing to sellers of assets or equity interests incurred in connection with permitted acquisitions not to exceed $5,000,000 in the aggregate, and other unsecured indebtedness not to exceed $500,000 at any one time;

•

creating or allowing other Liens to exist on a Loan Party’s assets; except for “Permitted Liens,” which are defined as referring to, among other things, liens for unpaid taxes and assessments and other governmental changes not yet delinquent, judgment liens, existing liens securitizing certain existing permitted indebtedness, liens in respect of purchase money indebtedness securing only those assets purchased or acquired, liens arising by operation of law, non-exclusive licenses of patents, trademarks and copyrights, certain replacement liens, liens assumed in connection with permitted acquisitions, and other liens as to which the aggregate amount of the obligations secured thereby does not exceed $10,000.

•	fundamentally changing the organizational structure of the corporate group;

•	disposing of a Loan Party’s assets;

•	making a change in a Loan Party’s nature of its business;

•	prepaying or amending any other obligation of the Loan Parties other than obligations under the Credit Agreement;

•	paying any dividends or making any distribution or payment on, or redemption, retirement or repurchase of, any capital stock, warrants or options of a Loan Party, except under certain conditions;

•	making any payment or prepayment of, premium, or interest on, or redemption, purchase, retirement of any unsecured subordinated indebtedness of a Loan Party;

•	modifying or changing a Loan Party’s fiscal year or method of accounting;

•

making or acquiring any investments, except for “Permitted Investments,” which are defined as referring to, among other things, investments in cash and cash equivalents, investments existing on the closing date, non-cash loans and similar advances to employees, officers and directors of the Company not to exceed $500,000 at any one time, investments in connection with permitted acquisitions, and other investments not to exceed $500,000 during the term of the credit facility;

•	entering into transactions with affiliates;

•	using proceeds of loans other than as permitted under the Credit Agreement;

•

entering into any agreement or arrangement for the issuance or sale of a Loan Party’s stock, warrants, options or other similar interests, except that the Company may issue such interests if they do not mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale that involves the prior repayment of the obligations owed to the lenders pursuant to the Credit Agreement), are not redeemable at the option of the holder, do not provide for scheduled payments of dividends in cash, or are not or do not become before April 30, 2017 convertible into or exchangeable for either other such interests that would be of a type that is prohibited or indebtedness;

•	maintaining inventory with any other person such as a bailee or warehouseman, except as specifically permitted by the Credit Agreement; and

•	permitting the Company to incur any liabilities, own or acquire any assets or engage itself in any operations or business.

The Credit Agreement also contains certain customary financial covenants for credit facilities of this type including:

•

a Fixed Charge Coverage Ratio, which depending upon the period of time, shall range from 1.25:1.00 to 2:00 :1.00 at 0.25 intervals, and defined as with respect to any rolling four quarter fiscal period and with respect to the Company determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such period minus capital expenditures, excluding that portion of the obligations of a capital lease for infusion pumps that are held for rent or lease by a Borrower and are accounted for as fixed assets that is required to be capitalized which is incurred during such period, made (to the extent not already incurred in a prior period) or incurred during such period, to (b) (i) the accrued aggregate interest expense, (ii) scheduled principal payments in respect of indebtedness that is required to be paid, (iii) all accrued taxes, and (iv) all dividends, distributions or payments on, or as a result of the redemption, retirement or repurchase of, any capital stock, warrants or options of a Loan Party or payments or prepayments of, premium, or interest on, or as a result of the redemption, purchase, retirement of any unsecured subordinated indebtedness of a Loan Party, each during such period;

•

a Leverage Ratio, which depending upon the date of determination, shall range from 2.25:1.00 down to 1.00:1.00 at 0.25 intervals, and defined as of any date of determination the result of (a) the amount as of such date of the Company’s indebtedness determined on a consolidated basis in accordance with GAAP that is maturing more than one year from such date or that is maturing within one year from such date that is renewable at the option of a Loan Party to more than one year from such date, to (b) the Company’s EBITDA for the 12 month period ended as of such date; and

•	an annual limitation on capital expenditures of $5,500,000 in any fiscal year, except that such amount shall be $1,250,000 in 2012,

Each of the foregoing are to be reported to the Agent on a periodic basis.

The Credit Agreement also requires the Loan Parties to observe certain customary covenants, including, but not limited to legal status, notification of default, making of claims, banking arrangements, guarantees and security and financial condition.

Maturity and Amortization

If not sooner repaid, all obligations under the Credit Facility mature and are due and payable in full on November 30, 2016. If not sooner reduced or terminated pursuant to the Credit Agreement, commitments for revolving loans terminate on November 30, 2016. Provided no event of default has occurred and is continuing, amounts repaid under the revolving loans may be reborrowed. No amounts repaid under Term Loan A or Term Loan B may be reborrowed.

The principal of Term Loan A shall be repaid on the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2013, by an amount equal to $600,000 per quarter. The principal of Term Loan B shall be repaid on the last day of each fiscal quarter, commencing with the first fiscal quarter following the date on which the Term Loan A (including accrued and unpaid interest thereon) has been repaid in full in immediately available funds, by an amount equal to $600,000 per quarter; provided, however, that, no such quarterly payment of the Term Loan B shall be made or be required to be made if a default or an event of default has occurred and is continuing or would result after giving effect to such payment or Borrowers would have an amount when subtracting the aggregate amount of all trade payables of the Loan Parties aged in excess of historical levels and all book overdrafts of the Loan Parties in excess of historical practice, in each case as determined by the Agent in its commercially reasonable business judgment, from the amount that the Borrowers are entitled to borrow as revolving loans (“Excess Availability”) of less than $3,000,000 after giving effect to such payment, and instead such quarterly payment shall be deferred and required to be paid on the first subsequent date when these conditions can be satisfied at the time of (and after giving effect to) such payment.

Prepayments

The Borrowers may prepay the principal of any revolving loan at any time in whole or in part, without premium or penalty. The Borrowers may prepay Term Loan A in whole or in part accompanied by the payment of accrued interest to date of such payment on the amount prepaid. The Borrowers may prepay Term Loan B in whole or in part, provided, Term Loan A has been repaid in full, no event of default has occurred or is continuing and the Borrowers have Excess Availability of not less than $3 million before and after giving effect to such prepayment and such prepayment is accompanied by the payment of accrued interest to date of such payment on the amount prepaid.

Mandatory prepayments are to be made: (i) if the amount of outstanding revolver loans, together with the issued letters of credit exceed the Borrowing Base; (ii) subject to certain exceptions, upon the voluntary or involuntary disposition of certain assets; (iii) upon receipt of certain extraordinary receipts; (iv) upon the incurrence of other indebtedness not otherwise permitted; (v) upon the issuance of capital stock, warrants, options or similar interests not otherwise permitted; (vi) as a percentage of EBITDA for the trailing twelve month period minus the cash portion of interest expense, income taxes and capital expenditures, all scheduled principal payments made on either of the two term loans; all principal payments made in respect of any other indebtedness, including capital leases, and the aggregate amount of all voluntary prepayments of the two term loans (“Excess Cash Flow”) based upon an annual determination of Excess Cash Flow; and (vi) if at any time the outstanding principal amount of Term Loan A exceeds an amount resulting from a formula specified in the Credit Agreement.

Events of Default

The Credit Agreement contains certain customary events of default and remedies for asset-based financings of a similar nature and type which would allow the Agent on behalf of the lenders to accelerate all outstanding loans and terminate their commitments including but not limited to the following events of default:

•	non-payment;

•

breach of obligations, or if any representation proves to be untrue in any material respect (except that such materiality qualifier shall be inapplicable if the representation is already qualified by materiality) as of the date of issuance or making or deemed making;

•	default under other agreements;

•	insolvency related events;

•	default under security documents;

•

a “Change of Control” of the Company, which is defined as referring to, among other things, circumstances including those in which any person or persons acting in concert have acquired direct or indirect ownership of equity interests representing 35% or more of the combined voting power or economic interests of the Company entitled to vote for the election of members of the board of directors of the Company;

•	unauthorized changes to lockbox instructions and lockbox accounts;

•	failure to return overpayments by a government entity responsible for payment of an account under a reimbursement program in a timely manner;

•

failure to maintain permits necessary to enable any Loan Party to provide services, participate in and receive payment under a government reimbursement program or third party payor arrangement, or failure to remain eligible or to participate in any government reimbursement program or to accept assignments or rights to reimbursement thereunder;

•	the occurrence of certain FDA enforcement actions, entering into settlement agreement with the FDA or failure to maintain any material registration with the FDA; and

•	matters relating to the validity and enforceability of any loan document.

Intercompany Loans

To the extent that the Loan Parties have entered into intercompany loan arrangements, those arrangements are subject to the terms of an Intercompany Subordination Agreement between the Loan Parties and the Agent dated November 30, 2012 and which subordinates the intercompany debt to the debt evidenced by the Credit Agreement, but allows for the repayment of certain intercompany loans in the ordinary course in accordance with the terms of such loans if permitted under the Credit Agreement and until the occurrence and continuance of an event of default under the Credit Agreement.

Amendment to Amended and Restated Certificate of Incorporation

Prior to entry into the Credit Agreement, the Company formed InfuSystem Holdings USA Inc. as a direct wholly-owned subsidiary of the Company. InfuSystem Holdings USA Inc. was formed to restrict the effect of the application of Article “EIGHTH” of the Company’s Amended and Restated Certificate of Incorporation, which the Company has previously filed on October 14, 2005 as an exhibit to its Registration Statement on Form S-1, on the rights of the lenders. After formation of InfuSystem Holdings USA Inc., the Company, pursuant to the terms of a Contribution Agreement between the Company and InfuSystem Holdings USA Inc., contributed on November 30, 2012 to InfuSystem Holdings USA Inc. the ownership rights of the Company in the Borrowers and IFC LLC.

In addition, there are restrictions under the Credit Agreement on certain activities of the Company until such time as the stockholders of the Company adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation which amendment deletes in its entirety Article “EIGHTH” of the Company’s Amended and Restated Certificate of Incorporation. The restrictions provide that without the prior written consent of such number of lenders as is specified in the Credit Agreement, the Company may not (i) seek or consent to any compromise or arrangement among the Company and its creditors or the Company and any class of its creditors, in each case, intended to bind the Agent and lenders with respect to the obligations under the Credit Agreement in reliance on Article “EIGHTH” of Parent’s Amended and Restated Certificate of Incorporation or (ii) incur or assume any indebtedness (other than the obligations under the Credit Agreement), if after giving effect to such incurrence or assumption, the aggregate value of the claims of all creditors of the Company (other than the obligations under the Credit Agreement) would equal or exceed 40% of the aggregate value of all claims of all creditors of the Company.

The Credit Agreement also provides that the obligations of the lenders to continue to make revolving loans is subject to satisfaction of certain conditions subsequent. One of these conditions subsequent is that the Company has to provide to the Agent satisfactory evidence that the Company has used its best efforts to recommend to, and obtain the approval of, its stockholders for the amendment deleting in its entirety Article “EIGHTH’ of the Company’s Amended and Restated Certificate of Incorporation at the Company’s next stockholders’ meeting following November 30, 2012. In addition, the Company and each of its members of its Board of Directors and certain stockholders affiliated with such members have entered into a Voting Agreement with the Agent, on November 30, 2012 pursuant to which such individuals and affiliated stockholders have agreed to vote all shares of Company stock which they own at the time a vote is conducted in support of such amendment.

Item 8.01 Other Events

On December 3, 2012, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the Company’s December 3, 2012 press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1	Press Release of InfuSystem Holdings, Inc. dated December 3, 2012

Important Additional Information About a Provision of the Credit Agreement

In connection with provisions of the Credit Agreement whereby the Company will use its best efforts to obtain stockholder approval for an amendment to the Company’s Certificate of Incorporation, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement and relevant documents concerning the proposed amendment to the Certificate of Incorporation. The Company urges investors and security holders to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company and the proposed amendment to the Certificate of Incorporation. The Company’s SEC filings, including the proxy statement and any other transaction-related filings (when they become available), may be obtained free of charge at the SEC’s website at www.sec.gov (the Company has CIK No. 0001337013), in the Investor Relations section of the Company’s website, www.infusystem.com by clicking on “Investors,” then “SEC Filings,” or on the NYSE’s website at www.nyse.nyx.com. In addition, investors and security holders may obtain free copies of the documents filed by the Company with the SEC by contacting InfuSystem Investor Relations via Rob Swadosh or Gabrielle Gutscher at The Dilenschneider Group at 212-922-0900, or the SEC at 800-SEC-0330 for the location of its nearest public reference room. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the amendment to the Certificate of Incorporation.

The Company and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the amendment to the Certificate of Incorporation. Information regarding the interests of such directors and executive officers (which may be different than those of the Company’s stockholders generally) will be included in the proxy statement relating to the proposed amendment to the Certificate of Incorporation when it becomes available. In addition, information about the Company’s executive officers and directors is available in its proxy statement previously filed with the SEC on May 7, 2012. Free copies of these documents may be obtained using the contact information above.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

Dated: December 3, 2012

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of InfuSystem Holdings, Inc. dated December 3, 2012